UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:
[x] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ] Definitive Information Statement

METAPHOR CORPORATION
(Name of Registrant as Specified In Charter)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

[ ] Fee paid previously with preliminary materials.
[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.
(3) Filing Party:
(4) Date Filed:

Contact person: Mark L. Baum
580 2nd Street, Suite 102
Encinitas, California 92024
Tel (760) 230-2300 X205; Fax (760) 230-2305

METAPHOR CORPORATION
580 2nd Street, Suite 102
Encinitas, California 92024

NOTICE OF WRITTEN CONSENT OF SHAREHOLDERS

July 7, 2005

To Shareholders of METAPHOR CORPORATION:

NOTICE IS HEREBY GIVEN that the following actions will be taken pursuant to the written consent of a majority of our shareholders, dated May 27, 2005, in lieu of a special meeting of the shareholders.

The following actions will be effective on or about July ___, 2005:

1.	Amend Article 1 of our Articles of Incorporation to change the name of the Company to "China Media Networks International, Inc.".

This Notice and the attached Information Statement are being circulated to advise the shareholders of certain actions already approved by written consent of the shareholders who collectively hold a majority of the voting power of our common stock. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be effective until 20 days after the date this Information Statement is mailed to the shareholders. Therefore, this Notice and the attached Information Statement are being sent to you for informational purposes only.

By Order of the Board of Directors

/s/ Mark L. Baum

Mark L. Baum
President, Chief Executive Officer
July 7, 2005

METAPHOR CORPORATION
580 2nd Street, Suite 102
Encinitas, California 92024

INFORMATION STATEMENT
PURSUANT TO SECTION 14
OF THE SECURITIES EXCHANGE ACT OF 1934
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

This information statement is circulated to advise the stockholders of action taken without a meeting upon the written consent of the holders of a majority of the outstanding shares of the common stock of the Company.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions will not be effective until 20 days after the date of this Information Statement is mailed to the shareholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY.

The actions to be effective twenty days after the mailing of this Information Statement are as follows:

1.	Amend Article 1 of our Articles of Incorporation to change the name of the Company to "China Media Networks International, Inc.".

Item 1: Amending the Company's Articles of Incorporation to Change the Name of the Company to: China Media Networks International, Inc."

As we reported in Note 12, Item 2 and 3 of the Form 10-QSB we filed with the SEC on May 25, 2005, on April 7, 2005, we entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with 8 Holdings LLC, a Colorado limited liability company ("8 Holdings") and Mark L. Baum ("Mr. Baum"), pursuant to which 8 Holdings will acquire shares of Metaphor's common stock.

Subject to the terms and conditions of the Stock Purchase Agreement, including (a) that Metaphor acquires certain assets from an Asian company that they are currently in negotiations with, and (b) that Metaphor obtains from 8 Holdings the gross proceeds of an equity and/or convertible debt funding in an amount of at least $15,000,000, less certain costs and expenses, then 8 Holdings will receive (i) a number of shares of Metaphor's common stock equal to 66.82% of Metaphor's outstanding common stock immediately after closing, and (ii) a number of shares of Metaphor's common stock equal to the difference between 30.68% of the number of shares of Metaphor's common stock outstanding immediately after the closing and the number of shares of Metaphor's common stock issued to the Asian company with which Metaphor is currently in negotiations  (the "Stock Purchase").

Consummation of the Stock Purchase is subject to certain conditions, including (i) the absence of any law or order prohibiting the closing; and (ii) the accuracy of certain representations and warranties. The Stock Purchase Agreement contains certain termination rights for both Metaphor and 8 Holdings. Metaphor is still in the process of providing 8 Holdings with certain due diligence information, and, if 8 Holdings is not satisfied with their review of the information, 8 Holdings may terminate the Agreement within ten business days after Metaphor provides them with that information.

Pursuant to the terms of the Stock Purchase Agreement, Mr. Baum, Metaphor’s Chairman, President, Chief Executive Officer, Chief Financial Officer, and largest beneficial stockholder, is personally indemnifying 8 Holdings for Metaphor's outstanding liabilities at closing of the Stock Purchase, for breaches of certain representations and warranties of Metaphor that Mr. Baum had knowledge of, as well as those breaches of certain representations and warranties of Metaphor that occurred after January 15, 2003.

On May 12, 2005, we entered a definitive sale and purchase agreement (the “Definitive Agreement”) with 8 Holdings LLC, Hong Kong Huicong International Group Limited, a British Virgin Islands company (the “CMN Shareholder”), certain key members of management of CMN (“CMN Management”), and China Media Network International Inc., a British Virgin Islands company (“CMN”). Pursuant to the terms of the Definitive Agreement, the CMN Shareholder will transfer 100% of its equity ownership in CMN to Metaphor and Metaphor, in turn, will issue to the CMN Shareholder shares of common stock, par value $0.0001 (the “Metaphor Common Stock”), representing 28.68% of Metaphor’s Common Stock and shall make a payment in the amount of US$3,785,000 in cash to the CMN shareholder.

Both the Stock Purchase Agreement and the Definitive Agreement do not require that we change the name of the Company at this time. However, certain shareholders and our Board of Directors believe that there is enough of a likelihood that the Definitive Agreement will close, such that it makes prudent business sense to effect the change of the Company's name now.

OUTSTANDING SHARES AND VOTING RIGHTS

Currently, our only class of securities entitled to vote on the matters to be acted upon is common stock. We are authorized to issue up to 100,000,000 shares of our common stock. Presently, the total number of outstanding common shares is 509,705 shares, each share being entitled to one vote.  The record date for determination of the security holders entitled to vote or give consent is July ___, 2005.  The consent of the holders of a majority of the shares entitled to vote upon the matter is required for approval of the actions.

The board of directors and a stockholder owning 465,241 common shares which constitute a majority of more than 91.27% of the outstanding voting securities of METAPHOR CORPORATION have unanimously adopted, ratified and approved resolutions to effect the actions listed above.  No other votes are required or necessary.

We anticipate effecting the amendment to the Articles of Incorporation within six (6) weeks of the date this information statement is filed.

APPROXIMATE DATE OF MAILING: July ___, 2005.

Other than elections to office, none of the persons who have been directors or officers of the Company at any time since the beginning of the last fiscal year, nor any associate of any such persons, has any interest in the matters to be acted upon.  None of our directors has informed us in writing that he intends to oppose any action to be taken by us.  No proposals have been received from any of our stockholders.

Our quarterly and annual reports on Form 10-QSB and Form 10-KSB, respectively have been timely filed with the SEC and may be viewed on the SEC's Web site at www.sec.gov in the Edgar Archives. We are presently “current” in the filing of all reports required to be filed by us.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table presents information about the beneficial ownership of our common stock as of June 1, 2004 by:

  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities, subject to community property laws, where applicable. Shares of our common stock subject to options or other convertible securities that are presently exercisable or convertible or exercisable or convertible within 60 days of June 7, 2005 are deemed to be outstanding and beneficially owned by the holder for the purpose of computing shares and percentage ownership of that holder, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The percentage of beneficial ownership is based on 100,000,000 shares of common stock outstanding as of June 7, 2005.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding (1)
Mark L. Baum (2) 580 2nd Street, Suite 102 Encinitas, California 92024	465,241	91.27%
All current directors and executive officers as a group (1 person)	465,241	91.27%

(1) Calculated in a manner that includes shares of common stock subject to options or warrants currently exercisable or convertible within 60 days of July 7, 2005 and which are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. As of July 7, 2005, there were no such options or warrants issued and outstanding.

(2) Officer and/or Director

EXECUTIVE OFFICERS

All executive officers are elected by our board of directors and hold office until the next Annual Meeting of stockholders and until their successors are elected and qualify.

EXECUTIVE COMPENSATION

Our present director and executive officer has received no cash remuneration for services rendered to us.

Pending Legal Proceedings

To the knowledge of our management, no director or executive officer is party to any action in which any has an interest adverse to us.

Dissenter's Rights of Appraisal

N/A

Involvement in Certain Legal Proceedings

Except as indicated at the end of this heading, and to the knowledge of our management and during the past 10 years, no present or former director, person nominated to become one of our directors, executive officers, promoters or control persons:

(1) Was a general partner or executive officer of any business by or against which any bankruptcy petition was filed, whether at the time of such filing or two years prior thereto;

(2) Was convicted in a criminal proceeding or named the subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting, the following activities:

(i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii) Engaging in any type of business practice; or

(iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(4) Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity;

(5) Was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated; or

(6) Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

Compliance with Section 16(a) of the Exchange Act

To our knowledge all reports required to be filed pursuant to Section 16(a) of the Exchange Act have been timely filed.

Audit, Nominating and Compensation Committees

The Company has no audit, nominating or compensation committees.

OTHER INFORMATION

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in their ownership with the Securities and Exchange Commission, and forward copies of such filings to us.  Based on the copies of filings received by us, during the most recent fiscal year, the directors, officers, and beneficial owners of more than ten percent of our equity securities registered pursuant to Section 12 of the Exchange Act, have filed on a timely basis, all required Forms 3, 4, and 5 and any amendments thereto.

FORM 10-KSB

WE WILL PROVIDE WITHOUT CHARGE A COPY OF OUR MOST RECENT REPORT ON FORM 10-KSB, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON WRITTEN REQUEST TO THE COMPANY AT:

580 2nd Street, Suite 102, Encinitas, California 92024

DISTRIBUTION OF INFORMATION STATEMENT

The cost of distributing this Information Statement has been borne by us and certain shareholders that consented to the action taken herein. The distribution will be made by mail.

Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

By Order of the Board of Directors

/s/ Mark L. Baum

Mark L. Baum
President, Chief Executive Officer
July 7, 2005